UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2006, The Mills Corporation stated that the Company’s 2005 earnings and funds from operations (FFO) will be significantly below the market’s expectations and that prior earnings/FFO guidance for the year ended December 31, 2005 should no longer be relied upon. The Company does not presently anticipate issuing additional guidance in advance of the release of its results for the year ended December 31, 2005. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission for any purpose including Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any registration statement filed by The Mills Corporation or The Mills Limited Partnership under the Securities Act of 1933 regardless of any general incorporation language in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 23, 2006, The Mills Corporation announced that it has implemented a further workforce reduction as part of its strategic plan designed to focus on the Company’s core operations and development opportunities, streamline management, increase operating efficiencies and reduce costs. The workforce reduction will result in the elimination of 77 positions. The charge related to the announced workforce reduction of approximately $1.2 million was included in the previously disclosed fourth quarter 2005 charge of $5.1 million, all of which has been or will be paid in cash.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information with respect to The Mills Corporation’s announcement regarding the expected delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 2005 disclosed below under Item 8.01 is incorporated by reference into this Item. In connection with this announcement, the Company has notified the New York Stock Exchange that the Company does not expect to meet the deadline to file its 2005 Form 10-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2006, the Company announced that Mark S. Ordan, age 46, has been named Chief Operating Officer, effective March 6, 2006. Accordingly, Kenneth R. Parent will no longer serve as Chief Operating Officer effective on that date. Mr. Ordan accepted his position as the Company’s Chief Operating Officer on February 17, 2006. Mr. Ordan will report directly to Laurence C. Siegel, the Company’s Chairman and Chief Executive Officer, and will be responsible for many of the real estate operations of the Company, in addition to serving with Mr. Siegel and the Company’s President, Mark D. Ettenger, to advise on corporate strategy.

Since January 2003, Mr. Ordan has been non-executive Chairman of the Board of Trustees of Federal Realty Investment Trust (“Federal”), an equity real estate investment trust specializing in the ownership, management, development and redevelopment of high-quality retail and mixed-use properties. He has been a member of the Board of Trustees of Federal for 11 years. At Federal, Mr. Ordan has been involved in strategic decision-making as well as many aspects of Federal’s operations. Mr. Ordan is expected to remain a member of Federal’s board of trustees for the duration of his current term. Since December 2003, Mr. Ordan also has been Chief Executive Officer of Sutton Place Group, LLC, dba Balducci’s, a gourmet food store chain operating under the names Balducci’s and High Noon. In connection with his appointment as the Company’s Chief Operating Officer, Mr. Ordan will resign from this position. From 1999 to 2003, Mr. Ordan was Chairman and Chief Executive Officer of High Noon Always, Inc., an upscale quick-serve lunch operation (formerly known as Bethesda Retail Partners). Mr. Ordan was Chief Executive Officer of Chartwell Health Management Inc., a health benefits brokerage firm, from 1996 until 1999, and served as Chairman, President and Chief Executive Officer of Fresh Fields Markets, Inc., a natural and organic foods supermarket chain, from 1989 until 1996, when it was acquired by Whole Foods Market. Prior to that time, he held various positions in the equities division of Goldman, Sachs & Co.

As the Company’s Chief Operating Officer, Mr. Ordan will receive an initial annual salary of $695,000. He will be eligible to participate in the Company’s performance incentive bonus plan with a target bonus of 55% of his annual base salary and will be eligible to participate in the Company’s long-term incentive plan with a target award of 100% of his annual base salary. Mr. Ordan will also receive 70,000 shares of restricted stock, which will vest 35,000 shares on April 1, 2009 and 35,000 shares on April 1, 2010, subject to the terms and conditions of the Company’s 2004 Stock Incentive Plan. The vesting of the restricted stock will accelerate immediately prior to any change in control of the Company (as defined in the 2004 Stock Incentive Plan). Mr. Ordan will also be eligible to participate in the Company’s benefit plans for executives, including an additional annual taxable benefits allowance of $18,000 and up to $10,000 annual reimbursement for financial planning assistance. The Company will enter into an employment agreement with Mr. Ordan reflecting these and other terms as agreed by the parties. It is expected that the employment agreement will provide a severance benefit for a termination without cause or by the employee for good reason of two times base salary and target annual bonus plus a pro rata bonus for the year of termination plus two years of extended medical insurance benefits plus being treated as participating in the long-term incentive plan through the end of the year. In a change-in control context, it is expected that the employment agreement will provide a similar severance benefit except that all outstanding long-term incentive awards will be treated as fully earned at target or actual performance, if higher.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated February 23, 2006 is furnished with this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein.

Item 8.01. Other Events.

On February 23 2006, The Mills Corporation announced that its Board of Directors has decided to explore strategic alternatives to enhance shareholder value. Such alternatives may include a sale of all or part of the Company or a recapitalization. Goldman, Sachs & Co. and J.P. Morgan Securities Inc. have been retained as financial advisors and Wachtell, Lipton, Rosen & Katz, Hogan & Hartson LLP and Willkie Farr & Gallagher LLP as legal advisors to assist in this effort. The Company noted that there can be no assurance that the exploration of strategic alternatives will result in any transaction. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a specific transaction.

In connection with that announcement, the Company noted that the Board of Directors has formed an Oversight Committee of the Board, comprised of three independent directors. The Committee will, among its other duties, oversee and provide advice to management regarding strategic initiatives, and provide oversight and coordination as to matters arising out of or relating to the pending restatement of the Company’s financial statements. The Committee’s charter is available on the Company’s web site.

Also on February 23 2006, The Mills Corporation announced that it does not expect to meet the March 16, 2006 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005. The Company is working diligently to complete its 2005 Form 10-K and the previously announced restatement of its 2000 through 2004 financial statements and quarterly unaudited financial statements for the first three quarters of 2005, which will be reflected in the audited 2005 financial statements included in the 2005 Form 10-K, and is also continuing to cooperate fully with the previously announced SEC informal inquiry. The filing of the 2005 Form 10-K will be made after the Audit Committee of the Company’s Board of Directors, with the assistance of Gibson, Dunn & Crutcher, LLP, the Audit Committee’s outside counsel, completes an independent investigation addressing, among other matters, the previously announced restatement as well as prior restatements announced by the Company in February 2003 and February 2005. Ernst & Young LLP, the Company’s auditors, will also need to complete audit procedures relating to the 2005 financial statements and the prior period restated financial statements. The Company is unable at this time to provide an expected date for the filing of its 2005 Form 10-K.

The Company also noted that in addition to those adjustments set forth in the Company’s January 6, 2006 press release and related amended Form 8-K additional adjustments may be identified during this process; such additional adjustments could be material, either individually or in the aggregate. Because the Company files a joint Annual Report on Form 10-K with its operating partnership subsidiary, The Mills Limited Partnership (TMLP), the Company also does not expect TMLP to meet the filing deadline for its 2005 Form 10-K. Finally, under the terms of its revolving credit facility, the Company is obligated to complete the restatement of its financial statements by April 1, 2006. The Company is seeking an extension from the lenders under that facility of the time for completing the restated financial statements and issuing its 2005 audited financial statements. At the same time, the Company will seek a waiver of any covenant defaults that may exist, in order to obtain borrowing capacity under its credit facility.

The Company believes that it has adequate liquidity to fund its operating cash needs and normal leasing costs. The Company is exploring additional sources to fund its currently planned development and expansion program, and believes it can obtain adequate funds for such purposes. However, no assurance can be given as to these matters. The Company intends to take appropriate actions to preserve and enhance long-term shareholder value and maintain flexibility as it explores strategic alternatives, which may include a reduction in dividend payments.

Statements in this Form 8-K that are not historical – including, among other things, as to the Company’s exploration of strategic alternatives, the pending restatement of the Company’s financial statements and filing of its 2005 Form 10-K, the Company’s liquidity, the Company’s relations with its existing lenders and the Company’s dividends – may be deemed forward-looking statements within the meaning of the federal securities laws. Although The Mills Corporation believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Mills Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the Company’s various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description
99.1	Press Release, dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARY JANE MORROW
Name:	Mary Jane Morrow
Title:	Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARY JANE MORROW
Name:	Mary Jane Morrow
Title:	Chief Financial Officer

Date: February 24, 2006

EXHIBIT INDEX

Exhibit No.
99.1	Press Release, dated February 23, 2006.